Exhibit 4.2

Execution Version

SERIES 2016-1

INDENTURE SUPPLEMENT

among

LMRK ISSUER CO. LLC,

LD ACQUISITION COMPANY 8 LLC,

LD ACQUISITION COMPANY 9 LLC

AND

LD ACQUISITION COMPANY 10 LLC,

AS OBLIGORS

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

AS INDENTURE TRUSTEE

dated as of June 16, 2016

Secured Tenant Site Contract Revenue Notes, Series 2016-1

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SERIES 2016-1 INDENTURE SUPPLEMENT

THIS SERIES 2016-1 INDENTURE SUPPLEMENT (this “Series Supplement”), dated as of June 16, 2016, is among LMRK Issuer Co. LLC, a Delaware limited liability company (the “Issuer”), LD Acquisition Company 8 LLC, a Delaware limited liability company (“LDAC 8”), LD Acquisition Company 9 LLC, a Delaware limited liability company (“LDAC 9”), LD Acquisition Company 10 LLC, a Delaware limited liability company (“LDAC 10” and, together with LDAC 8 and LDAC 9 the “Original Asset Entities” and, together with any entity that becomes a party hereto after the date hereof as an Additional Asset Entity, the “Asset Entities” and, together with the Issuer, the “Obligors”) and Deutsche Bank Trust Company Americas, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors and the Indenture Trustee are parties to the Indenture, dated as of June 16, 2016 (the “Indenture”);

WHEREAS, the Obligors desire to enter into this Series Supplement in order to issue Notes pursuant to the terms of the Indenture and Section 2.07 thereof;

WHEREAS, the Issuer represents that it has duly authorized the issuance of $116,600,000 aggregate principal amount of Secured Tenant Site Contract Revenue Notes, Series 2016-1, which consist of two classes designated as Class A (the “Series 2016-1 Class A Notes”) and Class B (the “Series 2016-1 Class B Notes” and, together with the Series 2016-1 Class A Notes, the “Notes”);

WHEREAS, the Notes constitute “Notes” as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions. All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Anticipated Repayment Date” shall mean the Series 2016-1 Anticipated Repayment Date.

“Class A Targeted Amortization Amount” shall mean, on each Payment Date with respect to the Series  2016-1 Class A Notes, the applicable amount set forth in Schedule I of this Series Supplement.

“Closing Date” shall mean June 16, 2016.

“Date of Issuance” shall mean, with respect to the Notes, June 16, 2016.

“Initial Purchaser” shall mean RBC Capital Markets, LLC.

“Note Rate” shall mean, with respect to the Notes, the fixed rate per annum at which interest accrues on each Class of Notes as set forth in Section 2.01(a) herein.

“Notes” shall have the meaning ascribed to it in the preamble hereto.

“Post-ARD Note Spread” shall, for each Class of Notes, have the meaning set forth in the table below:

Class and Series	Post-ARD Note Spread
Series 2016-1 Class A	2.34%
Series 2016-1 Class B	5.92%

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) herein.

“Rating Agency” or “Rating Agencies” shall mean, in relation to the Notes, Fitch and KBRA.

“Rating Agency Confirmation” shall mean, in relation to the Notes, (i) with respect to the issuance of Additional Notes pursuant to Section 2.12(c) of the Indenture or with respect to the disposition of Tenant Site Assets pursuant to Section 7.29 of the Indenture, confirmation from the Rating Agencies that such issuance or disposition, as applicable, will not result in a downgrade, qualification or withdrawal of the then-current ratings of any Class of Notes (or the placing of any such Class on negative credit watch or ratings outlook in contemplation of any such action with respect thereto), (ii) with respect to any other transaction or matter in question concerning the Notes, the provision of notice to the Rating Agencies and (iii) with respect to the Indenture Trustee failing to maintain a long-term unsecured debt rating of no less than BBB- from Fitch and Baa3 from Moody’s pursuant to Section 11.06 of the Indenture; provided that no Rating Agency Confirmation of the type described in clause (i) will be required from either Rating Agency with respect to any matter or transaction to the extent that such Rating Agency is no longer rating securities similar to the Notes or has made a public statement or otherwise communicated to the Issuer that it will no longer review transactions or matters of such type for purposes of evaluating whether to confirm the then-current ratings of obligations rated by such Rating Agency.

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“Series 2016-1 Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) herein.

Section 1.02                             Rules of Construction.  Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including without limitation;

(e)                                  words in the singular include the plural and words in the plural include the singular;

(f)                                   all references to “$” are to United States dollars unless otherwise stated;

(g)                                  any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

(h)                                 the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

In the event that any term or provision contained herein with respect to the Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

ARTICLE II

NOTE DETAILS, DELIVERY AND FORM, DATA TAPE

Section 2.01                             Note Details.

(a)                                 The aggregate principal amount of the Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in two (2) classes, having the Class and Series designation, initial principal balance, Note Rate and initial rating set forth below (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture).

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Class and Series	Initial Principal Balance	Note Rate	Rating (Fitch/KBRA)

Series 2016-1 Class A	$91,500,000	3.52%	A-sf/A(sf)
Series 2016-1 Class B	$25,100,000	7.02%	BB-sf/BB(sf)

(b)                                 The “Anticipated Repayment Date” for the Notes is the Payment Date falling in June 2021.  The “Rated Final Payment Date” for the Notes is the Payment Date falling in June 2046.

Section 2.02                             Delivery of the Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver the Notes to the Indenture Trustee and the Indenture Trustee shall authenticate the Notes and deliver the Notes (other than Notes to be issued as Definitive Notes) to the Depositary (or its nominee) and shall deliver the Definitive Notes as directed by the Initial Purchaser.

Section 2.03                             Forms of Notes. The Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

Section 2.04                             Tax Restricted Notes. None of the Notes shall be designated as Tax Restricted Notes.

Section 2.05                             Class A Targeted Amortization Amounts. Payments of Class A Targeted Amortization Amounts for the Series 2016-1 Class A Notes shall commence on the Payment Date occurring in July 2016.  Commencing on the Payment Date occurring in July 2016, the lesser of (i) the Class A Monthly Amortization Amount for the Series 2016-1 Class A Notes and (ii) the amount of funds available for such purpose under Section 5.01 of the Indenture, will be applied to repay amounts in respect of principal on the Series 2016-1 Class A Notes, as provided pursuant to clause Section 5.01(a)(ix) of the Indenture.

Section 2.06                             Notice of Indenture Supplements. So long as KBRA is rating the Series 2016-1 Notes, the Issuer shall provide prompt written notice of any Indenture Supplement pursuant to Section 13.02 of the Indenture.

Section 2.07                             Data Tape.  Within forty-five (45) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2016, the Issuer shall provide each Rating Agency then rating the Series 2016-1 Notes with a data tape with respect to the Tenant Site Assets owned by the Asset Entities as of the end of such fiscal year.

ARTICLE III

SITE ACQUISITION ACCOUNT

Section 3.01                             No Site Acquisition Account.  The Issuer will not establish a Site Acquisition Account for the Notes.

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ARTICLE IV

GENERAL PROVISIONS

Section 4.01                             Date of Execution.  This Series Supplement for convenience and for the purpose of reference is dated as of June 16, 2016.

Section 4.02                             Notices.  Notices required to be given to the Rating Agencies by the Issuer, the Asset Entities or the Indenture Trustee shall be e-mailed first (or simultaneously with second) be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agencies pursuant to Rule 17g-5 under the Exchange Act and second to the following addresses: adam.ott@fitchratings for Fitch and agreenblatt@kbra.com and ccolvin@kbra.com for KBRA.

Section 4.03                             Governing Law.  THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 4.04                             Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05                             Counterparts.  The Indenture and this Series Supplement may be executed in any number of counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.  Delivery of an executed signature page of the Indenture and this Series Supplement by facsimile or other electronic transmission (including, without limitation, via Portable Document Format or “PDF”) shall be as effective as delivery of a manually executed counterpart hereof.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01                             Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

LMRK ISSUER CO. LLC, as Issuer
LD ACQUISITION COMPANY 8 LLC, as Obligor
LD ACQUISITION COMPANY 9 LLC, as Obligor
LD ACQUISITION COMPANY 10 LLC, as Obligor

By:	/ s / George P. Doyle
Name:	George P. Doyle
Title:	Authorized Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as Indenture Trustee

By:	/ s / Susan Barstock
Name:	Susan Barstock
Title:	Vice President

By:	/ s / Ellen Jean-Baptiste
Name:	Ellen Jean-Baptiste
Title:	Associate

[Signature Page to Indenture Supplement]

SCHEDULE I

TARGETED AMORTIZATION SCHEDULE FOR

THE SERIES 2016-1 CLASS A NOTES

(Assuming no prepayment of the Offered Notes are made on or prior to the Payment Date occurring in July 2016)*

Payment Date	Series 2016-1 Class A Targeted Amortization Amount	Payment Date	Series 2016-1 Class A Targeted Amortization Amount
July 2016	$97,100	January 2019	$291,500
August 2016	$97,100	February 2019	$291,500
September 2016	$97,100	March 2019	$291,500
October 2016	$97,100	April 2019	$291,500
November 2016	$97,100	May 2019	$291,500
December 2016	$97,100	June 2019	$291,500
January 2017	$97,100	July 2019	$389,000
February 2017	$97,100	August 2019	$389,000
March 2017	$97,100	September 2019	$389,000
April 2017	$97,100	October 2019	$389,000
May 2017	$97,100	November 2019	$389,000
June 2017	$97,100	December 2019	$389,000
July 2017	$194,000	January 2020	$389,000
August 2017	$194,000	February 2020	$389,000
September 2017	$194,000	March 2020	$389,000
October 2017	$194,000	April 2020	$389,000
November 2017	$194,000	May 2020	$389,000
December 2017	$194,000	June 2020	$389,000
January 2018	$194,000	July 2020	$485,900
February 2018	$194,000	August 2020	$485,900
March 2018	$194,000	September 2020	$485,900
April 2018	$194,000	October 2020	$485,900
May 2018	$194,000	November 2020	$485,900
June 2018	$194,000	December 2020	$485,900
July 2018	$291,500	January 2021	$485,900
August 2018	$291,500	February 2021	$485,900
September 2018	$291,500	March 2021	$485,900
October 2018	$291,500	April 2021	$485,900
November 2018	$291,500	May 2021	$485,900
December 2018	$291,500	June 2021	$485,900

* To the extent that the full Initial Principal Balance of the Offered Notes is not outstanding as of the Payment Date in July 2016, the foregoing amounts will be revised as follows: (1) the aggregate Class A Targeted Amortization Amount reflected above for each of the above Payment Dates will be divided by the aggregate Initial Principal Balance of the Offered Notes and (2) the new aggregate Class A Targeted Amortization Amount for each such Payment Date will be equal to the outstanding principal balance of the Offered Notes immediately prior to the July 2016 Payment Date multiplied by the applicable percentage determined pursuant to the clause (1).

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